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                                                                    EXHIBIT 23.1



           CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on the Pre-Effective Amendment No. 2 to Form SB-2 and related Prospectus of Suncoast Bancorp, Inc. for the registration of 805,000 shares of its common stock and to the incorporation therein of our report dated March 22, 1999 relating to the financial statements of Suncoast Bancorp, Inc. as of December 31, 1998 and for the period from April 1, 1998 (date of inception) to December 31, 1998.



                                           /s/ Hill, Barth & King, Inc.
                                           -----------------------------------
                                           HILL, BARTH & KING, INC.
                                           Certified Public Accountants


Naples, Florida
March 29, 1999